Exhibit 2

Form of Lock-Up Agreement

May [  ], 2015

Goldman, Sachs & Co.

as Underwriter

200 West Street
New York, NY 10282

Ladies and Gentlemen:

This Lock-Up Agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) to be entered into by Norwegian Cruise Line Holdings Ltd., a Bermuda company (“Holdings”), each selling shareholder named therein (the “Selling Stockholders”), and you, with respect to the public offering (the “Offering”) of ordinary shares, par value $.001 per share, of Holdings (the “Ordinary Shares”).

In order to induce you to enter into the Underwriting Agreement, the undersigned agrees that, for a period (the “Lock-Up Period”) beginning on the date hereof and ending on, and including, the date that is 45 days after the date of the Underwriting Agreement, the undersigned will not, without the prior written consent of the Underwriter (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Securities and Exchange Commission (the “Commission”) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (the “Exchange Act”) with respect to, any Ordinary Shares, any other securities of Holdings that are substantially similar to Ordinary Shares, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase or subscribe for, the foregoing (collectively, the “Lock-Up Securities”), (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Lock-Up Securities, whether any such transaction is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii), provided, that Genting Hong Kong Limited may publish and dispatch (A) a circular, a notice of general meeting and a proxy form (including any related supplemental documents) in relation to a specific mandate that Genting Hong Kong Limited may seek from its shareholders to authorize its board of directors to effect future disposals of the Ordinary Shares (the “Shareholder Consent”) pursuant to the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited; and (B) any announcement in Hong Kong for the purpose of obtaining the Shareholder Consent.

Notwithstanding the foregoing, the undersigned may transfer the undersigned’s Lock-Up Securities (i) in connection with the disposition of any Lock-Up Securities acquired, after the completion of the Offering, by the undersigned in open market transactions, provided that no filing or public disclosure, reporting any sale, transfer or other disposition of Lock-Up Securities or any reduction in beneficial ownership of Ordinary Shares, shall be required under the Exchange Act, or shall be voluntarily made, during the Lock-Up Period in connection with any disposition pursuant to this clause (i), (ii) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (iii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iv) with the prior written consent of the Underwriter, (v) by will or intestate succession, provided that the beneficiary thereof agrees to be bound in writing by the restrictions set forth herein, (vi) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permitted hereunder, provided that such nominee or custodian agrees to be bound in writing by the restrictions set forth herein, (vii) in connection with the forfeiture to Holdings of Ordinary Shares to cover tax withholding obligations upon the vesting of options and other equity based compensation granted to the undersigned pursuant to any employee stock option plan existing upon or prior to the effectiveness of the Registration Statement (as defined in the Underwriting Agreement) ), (viii) as a transfer to Holdings in connection with the exercise of equity awards, in order to pay the exercise price thereof or the full or partial tax withholding obligations in connection therewith, (ix) to Holdings, pursuant to any right or obligation of Holdings to repurchase shares from the undersigned, or (x) if the undersigned is a corporation, partnership, limited liability company or similar entity, to the undersigned’s direct or indirect affiliates (as defined in Rule 12b-2 of the Exchange Act), including, without limitation its direct and indirect stockholders, members and partners and its direct and indirect subsidiaries, or to any investment fund or other entity controlled or managed by, or under the common control or management with, the undersigned; provided that (1) such affiliate, partner, former partner, member, former member, subsidiary, investment fund or other entity controlled or managed by, or under the common control or management with, the undersigned agrees to be bound in writing by the restrictions set forth herein, (2) such transfers are not required to be reported in any public report or filing with the Commission, and (3) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers.  For purposes hereof, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.  Notwithstanding anything herein to the contrary, the preceding paragraph shall not apply to the sale of Shares by any Selling Stockholder to the Underwriter pursuant to the Underwriting Agreement.

In addition, except as such as have already been exercised in connection with the Offering prior to the date hereof, the undersigned hereby waives, for the duration of the Lock-Up Period, any and all rights the undersigned may have to (x) require the filing of a registration statement with respect to the registration of Ordinary Shares (y) in connection with the Offering, require registration of Ordinary Shares, or (z) make any demand for, or exercise any right with respect to, any securities convertible into or exercisable or exchangeable for Ordinary Shares, or warrants or other rights to purchase or subscribe for Ordinary Shares or any such securities.

Notwithstanding anything to the contrary herein, the foregoing restrictions shall not apply to any transactions effected pursuant to a trading plan entered into by the undersigned that complies with Rule 10b5-1 under the Exchange Act for the sale or other disposition of Ordinary Shares, provided that such plan does not permit the transfer of any Ordinary Shares during the Lock-Up Period and entry into such plan does not require, under the Securities Act of 1933, as amended, or the Exchange Act, any filing (including, without limitation, any Form 144) to be made, and no such filing or other public disclosure of such plan is made, during the Lock-Up Period.

The undersigned hereby confirms that the undersigned has not, directly or indirectly, taken, and hereby covenants that the undersigned will not, directly or indirectly, take, any action designed, or which has constituted or will constitute or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of Holdings to facilitate the sale or resale of Ordinary Shares.

The undersigned hereby authorizes Holdings and its transfer agent, during the Lock-Up Period, to decline a transfer of or to note stop transfer restrictions on the share register and other records relating to Ordinary Shares or other securities subject to this Lock-Up Agreement of which the undersigned is the record holder (to the extent any such transfer is in contravention of this Lock-Up Agreement); and, with respect to Ordinary Shares or other securities subject to this Lock-Up Agreement of which the undersigned is the beneficial owner but not the record holder, the undersigned hereby agrees to cause such record holder to authorize Holdings and its transfer agent, during the Lock-Up Period, to decline the transfer of or to note stop transfer restrictions on the share register and other records relating to such shares or other securities (to the extent any such transfer is in contravention of this Lock-Up Agreement).

If (i) the Selling Stockholders notify you in writing that they do not intend to proceed with the Offering, (ii) the registration statement filed with the Commission with respect to the Offering is withdrawn, (iii) for any reason the Underwriting Agreement shall be terminated prior to the “time of purchase” (as defined in the Underwriting Agreement) or (iv) the Underwriting Agreement has not been executed by the date that is thirty (30) days after the date hereof, this Lock-Up Agreement shall be terminated and the undersigned shall be released from its obligations hereunder.

Yours very truly,

Name: